UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Soliciting Material Pursuant to § 240.14a-12

PREMIER COMMUNITY BANKSHARES, INC.

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PREMIER COMMUNITY BANKSHARES, INC.

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of Premier Community Bankshares, Inc. (the “Corporation”) to be held on Tuesday, May 2, 2006 at 3:00 p.m. at the Hotel Strasburg located at 213 South Holliday Street, Strasburg, Virginia. At the Annual Meeting, you will be asked to elect five directors, three for terms of three years each, one for a term of two years and one for a term of one year, and to ratify the appointment of independent auditors for the Corporation for 2006. Enclosed with this letter are a formal notice of the Annual Meeting, a Proxy Statement and a form of proxy.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and promptly return the enclosed proxy using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

We hope that you will participate in the Annual Meeting, either in person or by proxy.

Sincerely,

/s/ John L. Stephens

/s/ Donald L. Unger

John K. Stephens

Donald L. Unger

Chairman

President and Chief Executive Officer

March 31, 2006

PREMIER COMMUNITY BANKSHARES, INC.

4095 Valley Pike

Winchester, Virginia  22602

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of Premier Community Bankshares, Inc. (the “Corporation”) will be held on Tuesday, May 2, 2006 at 3:00 p.m. at the Hotel Strasburg located at 213 South Holliday Street, Strasburg, Virginia, for the following purposes:

1.

To elect three directors to serve for terms of three years each expiring at the 2009 annual meeting of shareholders, one director to serve for a term of two years expiring at the 2008 annual meeting of shareholders and one director to serve for a term of one year expiring at the 2007 annual meeting of shareholders;

2.

To ratify the appointment of the firm of Yount, Hyde & Barbour, P.C. as independent auditors for the Corporation for the fiscal year ending   December 31, 2006; and

3.

To act upon such other matters as may properly come before the Annual Meeting.

Only holders of record of shares of the Corporation’s common stock at the close of business on March 15, 2006, the record date fixed by the Board of Directors of the Corporation, are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

/s/ Joseph W. Hollis

Joseph W. Hollis

Secretary

March 31, 2006

PREMIER COMMUNITY BANKSHARES, INC.

4095 Valley Pike

Winchester, Virginia  22602

PROXY STATEMENT

This Proxy Statement is furnished to holders of the common stock, par value $1.00 per share (“Common Stock”), of Premier Community Bankshares, Inc. (the “Corporation”), in connection with the solicitation of proxies by the Board of Directors of the Corporation to be used at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 2, 2006 at 3:00 p.m. at the Hotel Strasburg located at 213 South Holliday Street, Strasburg, Virginia, and any duly reconvened meeting after adjournment thereof.

Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Corporation, by executing a proxy dated as of a later date, or by voting in person at the Annual Meeting. It is expected that this Proxy Statement and the enclosed proxy card will be mailed on or about March 31, 2006 to all shareholders entitled to vote at the Annual Meeting.

The cost of soliciting proxies for the Annual Meeting will be borne by the Corporation. In addition, certain officers and regular employees of the Corporation or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Corporation may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of Common Stock.

On March 15, 2006, the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting, there were 4,964,648 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.”  Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Corporation of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter.

The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Board of Directors consists of 11 members, three of whom are nominated for election as directors at the Annual Meeting to serve for terms of three years each expiring on the date of the annual meeting of shareholders in 2009, one who is nominated for election as a director to serve for a term of two years expiring on the date of the annual meeting of shareholders in 2008 and one who is nominated for election as a director to serve for a term of one year expiring on the date of the annual meeting of shareholders in 2007. D. Frank Hill, III and James C. Youngblood are standing for election for the first time. Six other directors are serving terms that end in either 2007 or 2008, as indicated below.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the five nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. No family relationships exist among any of the directors or between any of the directors and executive officers of the Corporation.

The following biographical information discloses each director’s age and business experience in the past five years and the year that each individual was first elected to the Board of Directors or its predecessor.

Nominees For Election For Terms That Expire in 2009

Stephen T. Heitz, 52, has served as a director of the Corporation since 2000 and as a director of Rockingham Heritage Bank, a subsidiary of the Corporation (“Rockingham”), since 1989. He is an attorney and partner in the firm of Litten & Sipe, LLP in Harrisonburg, Virginia. He has been Treasurer/Assistant Secretary of the Corporation since 2000.

John K. Stephens, 63, has been Chairman of the Corporation since 2000 and President and Chief Executive Officer of Rockingham since 1994. He was elected Chairman of the Board of Rockingham in 1998. From 1990 to 1998, Mr. Stephens served as Vice Chairman of the Board of Rockingham.

Donald L. Unger, 64, has been President and Chief Executive Officer of the Corporation since 1992.  He was also President of The Marathon Bank, a subsidiary of the Corporation (“Marathon”), from 1992 to 2004 and Chief Executive Officer of Marathon from 1992 to 2005. He has served as a director of both the Corporation and Marathon since 1993. Mr. Unger was elected Chairman of Marathon in May 2000.

Nominee For Election For Term That Expires in 2008

James C. Youngblood, 40, has served as a director of the Corporation since January 2006. He has served as President of Marathon since 2005 and Chief Executive Officer of Marathon since January 1, 2006. Mr. Youngblood was Executive Vice President of Marathon from 2003 to 2004 and Senior Vice President/Loan Officer of Marathon from 1996 to 2003.

Nominee For Election For Term That Expires in 2007

D. Frank Hill, III, 53, has served as a director of the Corporation since March 2006 and as a  director of Premier Bank, Inc., a subsidiary of the Corporation (“Premier”), since 2003. Mr. Hill is an attorney in private practice in Shepherdstown, West Virginia.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.

Incumbent Directors Whose Terms Expire in 2007

Walter H. Aikens, 56, has served as a director of the Corporation and of Marathon since 1998. He is President of H & W Construction Co., Inc. and President of Aikens Corporation, both in Winchester, Virginia, and develops real estate for rental property.

Meryl G. Kiser, 58, has served as a director of the Corporation since September 2003. He has served as Chairman, President and Chief Executive Officer of Premier since its opening on July 18, 2005. From August 2003 to July 2005, he was President – West Virginia Operations of Marathon and President of Premier, which was in organization. Mr. Kiser was Chief Executive Officer of Jefferson Security Bank in Shepherdstown, West Virginia from 1994 to June 2003.

Paul R. Yoder, Jr., 64, has served as a director of the Corporation since 2000 and as a director of Rockingham since 1989. He is a physician and surgeon and is a partner in the professional firm of Rockingham Eye Physicians, P.C.

Incumbent Directors Whose Terms Expire in 2008

Clifton L. Good, 68, has served as a director of the Corporation since 1989 and as a director of Marathon since 1987. He is President of Clifton L. Good Realty, Incorporated and the General Manager and Partner of Good and Good, LLC, a real estate development company, both in Front Royal, Virginia.

Joseph W. Hollis, 52, has served as a director of the Corporation since 1989 and as a director of Marathon since 1987. He has been Chairman and Chief Executive Officer of B. J. Sager (beer distributor) in Winchester, Virginia, since January 1, 2006 and was previously its President. He has been Secretary of the Corporation since 2000.

Wayne B. Ruck, 66, has served as a director of the Corporation since 2000 and as a director of Rockingham since 1996. He is co-founder and co-owner of The Warehouse Company, a public logistics company in Harrisonburg, Virginia, and Shen-Valley LLC, a real estate development company in Harrisonburg, Virginia, and has an ownership position in four other packaging-related companies.

Executive Officers

John K. Stephens serves as Chairman of the Board of the Corporation and Donald L. Unger serves as President and Chief Executive Officer of the Corporation. Additional information with respect to these individuals is set forth above.

STOCK OWNERSHIP

Security Ownership of Management

The following table sets forth, as of February 15, 2006 certain information with respect to the beneficial ownership of shares of Common Stock by each of the members of the Board of Directors, by each of the executive officers named in the “Summary Compensation Table” below and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

The address for each of the following individuals is Premier Community Bankshares, Inc., 4095 Valley Pike, Winchester, Virginia 22602.

Name	Number of Shares (1)	Percent of Class (%)
Walter H. Aikens	30,064	0.61
Clifton L. Good	78,343	1.58
Stephen T. Heitz	20,936	0.42
D. Frank Hill, III	5,000	0.10
Joseph W. Hollis	74,201	1.49
Meryl G. Kiser	12,950	0.26
Wayne B. Ruck	179,226	3.60
John K. Stephens	97,538	1.96
Donald L. Unger	45,333	0.91
Paul R. Yoder, Jr.	78,081	1.57
James C. Youngblood	25,910	0.52

All directors and executive officers as a group (11 persons)	647,582	12.75

__________________________

(1)

Amounts disclosed include shares of Common Stock that certain directors have the right to acquire upon the exercise of stock options exercisable within 60 days, as follows: Mr. Good, 6,000; Mr. Heitz, 8,000; Mr. Hill, 4,000; Mr. Hollis, 4,000; Mr. Kiser, 10,000; Mr. Ruck, 8,000; Mr. Stephens, 15,000; Mr. Unger, 27,500; Dr. Yoder, 8,000; and Mr. Youngblood, 23,000.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of February 15, 2006, regarding the number of shares of Common Stock beneficially owned by all persons known to the Corporation who own five percent or more of the outstanding shares of Common Stock.

Common Stock

Name and Address

Beneficially Owned

Percentage of Class

Banc Fund V L.P. (1)

457,890

9.2%

Banc Fund VI L.P.

Banc Fund VII L.P.

  208 S. LaSalle Street

  Chicago, Illinois  60604

________________________

(1)

In a Schedule 13G/A filed with the Securities and Exchange Commission on January 27, 2006 (the “Schedule 13G/A”), Banc Fund V L.P. reported beneficial ownership of, including sole voting and dispositive power with respect to, 275,727 shares of Common Stock, Banc Fund VI L.P. reported similar beneficial ownership of 178,663 shares of Common Stock and Banc Fund VII L.P. reported similar beneficial ownership of 3,500 shares of Common Stock, as of December 31, 2005. Banc Fund V L.P., Banc Fund VI L.P. and Banc Fund VIII L.P. are under common control, according to the Schedule 13G/A.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) reports that they file. Based solely on review of the copies of such reports furnished to the Corporation or written representation that no other reports were required, the Corporation believes that, during fiscal year 2005, all filing requirements applicable to its officers and directors were complied with, except that Walter H. Aikens inadvertently filed late a report on Form 4 covering the exercise of stock options in November 2005.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Corporation are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Corporation’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Corporation’s business through discussions with the Chairman, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Independence of the Directors

The Board of Directors has determined that the following six individuals of its 11 members are independent as defined by the listing standards of the Nasdaq Stock Market (“Nasdaq”):  Clifton L. Good, Stephen T. Heitz, D. Frank Hill, III, Joseph W. Hollis, Wayne B. Ruck, and Paul R. Yoder, Jr. In reaching this conclusion, the Board considered that the Corporation and its subsidiary banks conduct business with companies of which certain members of the Board or members of their immediate families are or were directors or officers.

Code of Ethics

The Board of Directors has approved a Code of Ethics for Senior Financial Officers for the Corporation’s Chief Executive Officer and principal financial officers. The Code of Ethics is designed to promote honest and ethical conduct, proper disclosure of financial information in the Corporation’s periodic reports, and compliance with applicable laws, rules, and regulations by the Corporation’s senior officers who have financial responsibilities. The Code of Ethics is available on the Corporation’s web page at www.premiercommunitybankshares.com. Each of the Corporation’s subsidiary banks has a Code of Ethics and Standards of Conduct for officers and employees.

Board and Committee Meeting Attendance

There were 14 meetings of the Board of Directors in 2005. Each incumbent director attended greater than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2005.

Committees of the Board

The Corporation has an Audit Committee, a Compensation/Options Committee and a Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Corporation’s independent auditor and the performance of the internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Corporation. The Board of Directors has adopted a written charter for the Audit Committee, and it is available on the Corporation’s web page at www.premiercommunitybankshares.com.

The members of the Audit Committee are Joseph W. Hollis, Chairman, Clifton L. Good and Wayne B. Ruck, all of whom the Board in its business judgment has determined are independent as defined by Nasdaq’s listing standards. The Board of Directors also has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Mr. Hollis qualifies as an audit committee financial expert as defined by SEC regulations.

The Audit Committee met six times in 2005. For additional information regarding the Audit Committee, see “Audit Committee Report” on page 16 of this Proxy Statement.

Compensation/Options Committee

The Compensation/Options Committee reviews senior management’s performance and compensation and reviews and sets guidelines for compensation of all employees. All decisions by the Compensation/Options Committee relating to the compensation of the Corporation’s executive officers are reported to the full Board of Directors.

The members of the Compensation/Options Committee are Paul R. Yoder, Jr., Chairman,     Clifton L. Good and Stephen T. Heitz, all of whom the Board in its business judgment has determined are independent as defined by Nasdaq’s listing standards. The Compensation/Options Committee met five times in 2005. For additional information regarding the Compensation/Options Committee, see “Compensation/Options Committee Report on Compensation of Executive Officers” on page 9 of this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee reviews the qualification and independence of the members of the Board of Directors and its various committees on a periodic basis as well as the composition of the Board as a whole, evaluates the performance of incumbent Directors in determining consideration for re-election, recommends Board nominees for election as directors and provides guidance on Board and corporate governance issues. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, and it is available on the Corporation’s web page at www.premiercommunitybankshares.com.

The members of the Nominating and Corporate Governance Committee are Paul R. Yoder, Jr., Chairman, Clifton L. Good and Wayne B. Ruck, all of whom the Board in its business judgment has determined are independent as defined by Nasdaq’s listing standards. The Nominating and Corporate Governance Committee met one time in 2005.

The Nominating and Corporate Governance Committee considers, at a minimum, the following factors in recommending to the Board potential new directors, or the continued service of existing directors:

•

the ability of the prospective nominee to represent the interests of the shareholders of the Corporation;

•

the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•

the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors.

The Nominating and Corporate Governance Committee will consider shareholder recommendations for candidates to serve on the Board of Directors. Shareholders entitled to vote for the election of directors may submit candidates for consideration by Corporation if the Corporation receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Corporation. To be timely for the 2007 annual meeting, the notice must be received within the time frame set forth in “Proposals for 2007 Annual Meeting of Shareholders” on page 18 of this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Section 1.5 of the Corporation’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of the Corporation, whose address is Premier Community Bankshares, Inc., 4095 Valley Pike, Winchester, Virginia 22602.

Under the process used for selecting new candidates for the Board of Directors, the President and Chief Executive Officer, the Nominating and Corporate Governance Committee or other Board members identify the need to add a new Board member with specific qualifications or to fill a vacancy on the Board.  The Chairman of the Nominating and Corporate Governance Committee will initiate a search, working with staff support and seeking input from Board members and senior management, hiring a search firm, if necessary, and considering any candidates recommended by shareholders.  An initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the Board may be presented to the Nominating and Corporate Governance Committee.  A determination is made as to whether Nominating and Corporate Governance Committee members or Board members have relationships with preferred candidates and can initiate contacts.  The President and Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee interviews prospective candidates.  The Nominating and Corporate Governance Committee meets to conduct further interviews of prospective candidates, if necessary or appropriate, and to consider and recommend final candidates for approval by the full Board of Directors.

D. Frank Hill, III and James C. Youngblood, who are standing for election for the first time at the Annual Meeting, were recommended by the Nominating and Corporate Governance Committee.

Executive Sessions

Executive sessions where non-employee directors meet on an informal basis are scheduled either before or after each regularly scheduled Board meeting. At least once a year, the Board schedules an executive session including only independent directors. The chairman for executive sessions rotates based on the subjects to be discussed at those sessions.

Annual Meeting Attendance

The Corporation encourages members of the Board of Directors to attend the annual meeting of shareholders. All but one member of the Board attended the 2005 annual meeting.

Communications with Directors

Any director may be contacted by writing to him c/o Premier Community Bankshares, Inc., 4095 Valley Pike, Winchester, Virginia 22602. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of the Corporation. The Corporation promptly forwards, without screening, all such correspondence to the indicated directors.

Director Compensation

Each director of the Corporation is paid an annual retainer fee of $7,500 and directors’ fees for meetings attended as follows:

Board of Directors Meetings

$    700

Committee Meetings

$    300

Joseph W. Hollis, as Chairman of the Audit Committee, receives an additional $300 per Audit Committee meeting (for a total of $600 per meeting).

EXECUTIVE COMPENSATION AND

RELATED TRANSACTIONS

Compensation/Options Committee Report on Compensation of Executive Officers

The Compensation/Options Committee (the “Committee”), which is composed of the non-employee directors of the Corporation listed below, recommends to the Board of Directors of the Corporation the annual salary levels and any bonuses to be paid to the Corporation’s executive officers – Donald L. Unger, President and Chief Executive Officer, and John K. Stephens, Chairman of the Board. The Committee also makes recommendations to the Board of Directors regarding the issuance of stock options and other compensation related matters.

The primary objective of the Corporation’s executive compensation program is to provide competitive levels of compensation to attract and retain highly skilled and motivated executive officers who will manage the Corporation in a manner to promote its growth and profitability and advance the interest of the Corporation’s shareholders. As such, the compensation program is designed to provide levels of compensation that are reflective of both the individual’s and the Corporation’s performance in achieving its goals and objectives.

The elements of the Corporation’s compensation program include base annual salary, annual bonuses and long-term incentives through the grants of stock options under the Corporation’s 1996 Long Term Incentive Plan and 2002 Long Term Incentive Plan, both of which were approved by shareholders. The Corporation no longer issues any grants or awards under the 1996 Long Term Incentive Plan.

The Committee establishes annual salary ranges for both executive officer positions. In establishing these ranges, the Committee balances the need to offer salaries that are competitive with peer companies with the need to maintain careful control of salary and benefits expense. The Committee sets base salaries at levels competitive with amounts paid to senior executives with comparable qualifications, experience and responsibilities after comparing salary ranges of similarly sized banks located in Virginia. The Virginia Bankers Association Salary Survey of Virginia Banks is used for comparison of salaries paid for similar positions and responsibilities. In making compensation determinations for 2005, the Committee evaluated the performance of the executive officers based on the financial performance of the Corporation, achievements in implementing the Corporation’s long-term strategy, and the personal observations of the executive officers’ performance by the members of the Committee. No particular weight was given to any particular aspects of the performance of the executive officers.

In addition, Mr. Unger’s compensation is governed by an employment agreement. Under the terms of that agreement, he is eligible for base salary increases and bonuses as the Committee may determine. For more information on Mr. Unger’s employment agreement, see “Employment Agreement” on page 13.

Each year, the Committee also considers the desirability of granting long-term incentive awards under the 2002 Long Term Incentive Plan. The Committee believes that grants of options focus the Corporation’s executive management on building profitability and shareholder value. The Committee notes in particular its view that stock option grants afford a desirable long-term compensation method because they closely ally the interest of management with shareholder value. In fixing the grants of stock options to executive officers, the Committee takes into account the respective scope of accountability and contributions of each executive officer. The Committee elected to not make any grants to either executive officer under the 2002 Long Term Incentive Plan in 2005.

Compensation/Options Committee

Paul R. Yoder, Jr., Chairman

Clifton L. Good

Stephen T. Heitz

March 14, 2006

Compensation/Options Committee Interlocks and Insider Participation

No member of the Compensation/Options Committee is a current or former officer of the Corporation or any of its subsidiaries. In addition, there are no compensation/options committee interlocks with other entities with respect to any such member.

Executive Officer Compensation

The following table presents information concerning the compensation of Messrs. Stephens and Unger. This table presents compensation for services rendered in all capacities to the Corporation and its subsidiaries by Mr. Stephens and by Mr. Unger in 2005, 2004 and 2003.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name	Year	Salary	Bonus	Other Annual Compen- sation ($)	Securities Underlying Options (#)	All Other Compensation (1)
John K. Stephens Chairman	2005 2004 2003	$175,000 159,174 151,594	$35,000 28,941 27,500	* * *	-- -- --	$170,615 (2) 29,593 27,186
Donald L. Unger President and Chief Executive Officer	2005 2004 2003	$164,100 150,491 143,325	$35,000 60,000 32,563	* * *	-- -- --	$409,387 (3) 270,303 32,707

_____________________________

*

All benefits that might be considered of a personal nature did not exceed the lesser of $50,000 or 10% of total annual salary and bonus for all officers named in the table.

(1)

For Mr. Stephens, amounts represent contributions to the Rockingham Heritage Bank Employee Retirement Plan on behalf of Mr. Stephens, director’s fees from the Corporation and dollar amounts attributable to deferred compensation earned. For Mr. Unger, amounts represent contributions to Marathon’s 401(k) Plan on behalf of Mr. Unger pursuant to Mr. Unger’s employment agreement, directors’ fees from the Corporation and Marathon, compensation attributable to life insurance premiums paid by the Corporation pursuant to the Corporation’s split-dollar life insurance plan and dollar amounts attributable to deferred compensation earned.

 (2)

Amounts represent $22,875 in contributions to the Rockingham Heritage Bank Employee Retirement Plan on behalf of Mr. Stephens, $16,567 in director’s fees from the Corporation and $131,173 that were attributable to the deferred compensation earned by Mr. Stephens in Rockingham’s deferred compensation plan. See “Deferred Compensation Plans” below for additional details.

(3)

Amounts represent $17,933 in contributions to Marathon’s 401(k) Plan on behalf of Mr. Unger pursuant to Mr. Unger’s employment agreement, $27,767 in directors’ fees from the Corporation and Marathon, $2,000 in compensation attributable to life insurance premiums paid by the Corporation and $361,687 that were attributable to the deferred compensation earned by Mr. Unger in Marathon’s deferred compensation plan. See “Deferred Compensation Plans” below for additional details.

Deferred Compensation Plans

During 2004, a deferred compensation plan and split dollar life insurance plan were adopted for selected employees of Marathon, including Mr. Unger. Under these plans, the benefit is equal to 25% of the individual employee’s final compensation at time of retirement. Benefits are to be paid in monthly installments commencing at retirement for a period of 180 months. The plans provide that if employment is terminated for reasons other than retirement or disability, the benefit is reduced based upon a vesting schedule. If death occurs prior to termination of service, no retirement benefits are paid but a life insurance benefit of up to three times compensation is paid to the employees’ beneficiary. The deferred compensation charged to expense for 2005, based on the present value of the retirement benefits, was $461,230, including $361,687 attributable to Mr. Unger. The plans are unfunded; however, life insurance has been acquired on the life of employees in amounts sufficient to offset the expense of the obligations.

            During 2005, a deferred compensation plan and split dollar life insurance plan were adopted for selected employees of Rockingham, including Mr. Stephens. Under these plans, the benefit is equal to 25% of the sum of the individual employee's final base compensation at time of retirement plus the average of bonuses paid during the final five years of service. Benefits are to be paid in annual installments commencing at retirement for a period of 15 years. The plans provide that, if employment is terminated for reasons other than retirement or disability, the benefit is reduced based upon a vesting schedule. If death occurs prior to termination of service, only the accrued benefit and a life insurance benefit of $50,000 is paid to the employees' beneficiary. The deferred compensation charged to expense for 2005, based on the present value of the retirement benefits, was $147,418, including $131,173 attributable to Mr. Stephens. The plans are unfunded; however, life insurance has been acquired on the life of employees in amounts sufficient to offset the expense of the obligations.

Stock Options

The Corporation did not grant any stock options to Messrs. Stephens and Unger during 2005. In addition, neither executive officer exercised any stock options during 2005. The following table sets forth information with respect to the amount and value of stock options held by them as of December 31, 2005:

Fiscal Year End Option Values

	Number of Securities Underlying Unexercised Options at December 31, 2005 (#)		Value of Unexercised In-The-Money Options at December 31, 2005 ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
John K. Stephens	15,000	- 0 -	235,500	- 0 -
Donald L. Unger	27,500	- 0 -	460,500	- 0 -

______________________________

 (1)

The value of unexercised in-the-money options at fiscal year end was calculated by determining the difference between (i) the fair market value of Common Stock underlying the options at December 31, 2005 and (ii) the exercise price of the options.

Equity Compensation Plan Information

The following table summarizes information concerning the Corporation’s equity compensation plans at December 31, 2005:

			Number of Shares
			Remaining Available
			for Future Issuance
	Number of Shares to		Under Equity
	be Issued upon	Weighted Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Shares
	Outstanding Options	Outstanding Options	Reflected in First
Plan Category	and Warrants	and Warrants	Column)

Equity compensation plans approved by shareholders (1)
1996 Long Term Incentive Plan	22,900	$5.25	0
2002 Long Term Incentive Plan	287,750	12.55	267,000
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	310,650	$12.00	267,000

______________________________

(1)

The Corporation has two stock option plans, the 1996 Long Term Incentive Plan and the 2002 Long Term Incentive Plan, both of which were approved by shareholders. The Corporation no longer issues any grants or awards under the 1996 Long Term Incentive Plan. The 2002 Long Term Incentive Plan, which replaced the 1996 Long Term Incentive Plan, authorizes the issuance of up to 650,125 shares of Common Stock. This amount includes any unissued shares under outstanding grants or awards under the 1996 Long Term Incentive Plan (as disclosed in the table), and any shares that had been previously issued under that plan but were forfeited, expired, canceled or settled without the issuance of shares of Common Stock under that plan.

Employment Agreement

The Corporation and Mr. Unger entered into an employment agreement on April 1, 1998 (the “Agreement”). The Agreement was automatically renewed on March 31, 2005 for a one-year period, and will automatically renew for successive one-year periods thereafter unless expressly terminated by the Corporation.

As compensation under the Agreement, Mr. Unger currently receives a base salary of $164,100. As additional compensation under the Agreement and at the election and in the discretion of the Board of Directors, Mr. Unger may receive a bonus in the form of cash or options to purchase shares of Common Stock. The Agreement permits Mr. Unger to participate in any benefit plans adopted by the Corporation under the same terms and conditions as other employees of the Corporation.

In the event of a change in control of the Corporation, the Agreement provides that Mr. Unger shall receive a cash payment equal to the greater of (i) the amount of salary due to Mr. Unger for the remainder of the term of the Agreement or (ii) the product of his annual salary and the multiple of the book value per share of Common Stock received by the Corporation’s shareholders in connection with such change of control, provided such multiple does not exceed three.

Certain Relationships and Related Transactions

Some of the directors and officers of the Corporation and their families are at present, as in the past, customers of one of the banking subsidiaries of the Corporation, and have had and expect to have transactions with one or more of the subsidiary banks in the ordinary course of business. In addition, some of the directors and officers of the Corporation or its subsidiaries are at present, as in the past, also directors and officers of corporations that are customers of the subsidiary banks and that have had or expect to have transactions with the subsidiary banks in the ordinary course of business. Such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

As of December 31, 2005, the aggregate amount of loans, direct and indirect, from Marathon  and Rockingham to the directors and executive officers of the Corporation, Marathon and Rockingham, and entities in which they own significant interest, was $8,334,000. There were no such loans from Premier.

Walter H. Aikens, a director of the Corporation, is the President of H&W Construction Co., Inc., a construction company that has worked on a number of construction projects for Marathon and Premier, including the remodeling of Marathon’s Sunnyside and Valley Avenue branches, the construction of Premier’s Shepherdstown office and pre-construction site work on a new Marathon branch office to be located in Winchester, Virginia. In 2005, the Corporation and its subsidiaries paid $1.1 million to H&W Construction Co., Inc. for the work on these projects. The services that H&W Construction Co., Inc. provided were the result of competitive bidding processes or other “arms length” negotiations similar to what may occur between unrelated parties, and the fees that the Corporation paid were equal to or less than current market rates. The Corporation expects that H&W Construction Co., Inc. will continue to provide services in the future in the same manner.

Rockingham has a lease agreement with Village Square Plaza, LLC, of which Wayne B. Ruck, a director of the Corporation, owns 16.7%. The lease relates to Rockingham’s branch at 54 Franklin Street, Suite 102, Weyers Cave, Virginia. The lease became effective in December 2000 and terminates in December 2026. The rent paid on the lease totaled $26,565 for the year 2005. The terms of the lease is substantially similar to the terms of similar leases that are the result of “arms length” negotiations between unrelated parties, and the leasing rate is comparable to current market rates.

The firm of Litten & Sipe, LLP, of which Stephen T. Heitz, a director of the Corporation, is a partner, rendered legal services to Rockingham in 2005.

Stock Performance Graph

The following graph compares the cumulative total return to the shareholders of the Corporation for the last five fiscal years with the total return on the Nasdaq Composite Index and the SNL Southeast Bank Index, as reported by SNL Financial LC, assuming an investment of $100 in shares of Common Stock on December 31, 2000, and the reinvestment of dividends.

Premier Community Bankshares, Inc.

		Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Premier Community Bankshares	100.00	168.20	205.54	358.11	419.15	476.28
NASDAQ Composite	100.00	79.18	54.44	82.09	89.59	91.54
SNL Southeast Bank Index	100.00	124.58	137.62	172.81	204.94	209.78

PROPOSAL TWO

APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, upon recommendation by the Corporation’s Audit Committee, has appointed, subject to shareholder approval, the firm of Yount, Hyde & Barbour, P.C. as independent public accountants to audit the consolidated financial statements of the Corporation for the fiscal year ending December 31, 2006. Yount, Hyde & Barbour, P.C. audited the financial statements of the Corporation for the year ended December 31, 2005. A majority of the votes cast by holders of shares of Common Stock is required for the ratification of the appointment of the independent public accountants.

Representatives of Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C. AS THE CORPORATION’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

AUDIT INFORMATION

The following provides information about the Corporation’s independent public accountants and their relationship with the Corporation and the Audit Committee.

Fees of Independent Public Accountants

Audit Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services rendered for the audit of the Corporation’s annual financial statements for the fiscal years ended December 31, 2005 and 2004, and attestation on management’s assertion regarding the adequacy of internal controls in accordance with Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2005, and for the review of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $158,500 for 2005 and $102,650 for 2004.

Audit-Related Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2005 and 2004 were $4,094 and  $34,412, respectively.  During 2005 and 2004, these services included Information Technology systems audit, ACH agreed-upon procedures, FHLB agreed-upon procedures, Public Funds agreed-upon procedures and other related issues.

Tax Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2005 and 2004 were

$5,200 and $4,400, respectively. During 2005 and 2004, these services included the preparation of federal and state tax returns.

All Other Fees

There were no fees billed by Yount, Hyde & Barbour, P.C. for any other services rendered to the Corporation for the fiscal year ended December 31, 2005. The aggregate fees billed by Yount, Hyde & Barbour, P.C. for all other services rendered to the Corporation for the fiscal year ended December 31, 2004 were $30,500.  Other services included review of filings related to the formation of Premier.

Pre-Approved Policies and Procedures

All services not related to the annual audit and quarterly review of the Corporation’s financial statements, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by Yount, Hyde & Barbour, P.C. was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter, which is available on the Corporation’s web page at www.premiercommunitybankshares.com, provides for pre-approval of audit, audit-related and tax services. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Report

The Audit Committee is composed of three directors, each of whom is independent within the meaning of the listing standards of the Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

Management is responsible for:

•

establishing and maintaining the Corporation’s internal control over financial reporting;

•

assessing the effectiveness of the Corporation’s internal control over financial reporting as of the end of each year;

•

the preparation, presentation and integrity of the Corporation’s consolidated financial statements; and

•

complying with laws and regulations and ethical business standards.

The Corporation’s independent registered public accounting firm is responsible for:

•

performing an independent audit of the Corporation’s consolidated financial statements and the Corporation’s internal control over financial reporting;

•

expressing an opinion as to the conformity of the Corporation’s consolidated financial statements with U.S. generally accepted accounting principles; and

•

expressing an opinion as to management’s assessment of the effectiveness of the Corporation’s internal control over financial reporting and the effectiveness of the Corporation’s internal control over financial reporting.

The Audit Committee is responsible for:

•

the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Corporation; and

•

monitoring, overseeing and reviewing the accounting and financial reporting processes of the Corporation.

In this context, the Audit Committee has met and held discussions with management and Yount, Hyde & Barbour, P.C., the Corporation’s independent registered public accounting firm. Management represented to the Audit Committee that the Corporation’s consolidated financial statements for the year ended December 31, 2005 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and Yount, Hyde & Barbour, P.C., including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

The Audit Committee has discussed with Yount, Hyde & Barbour, P.C. the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified and supplemented. The Audit Committee has also received the written disclosures and the letter from Yount, Hyde & Barbour, P.C. relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Yount, Hyde & Barbour, P.C. the firm’s independence from the Corporation. Moreover, the Audit Committee has considered whether the provision of the audit services described above is compatible with maintaining the independence of the independent auditors.

In addition, the Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has discussed with Yount, Hyde & Barbour, P.C. its opinion as to both the effectiveness of the Corporation’s internal control over financial reporting and management’s assessment thereof.

Based upon its discussions with management and Yount, Hyde & Barbour, P.C. and its review of the representations of management and the report of Yount, Hyde & Barbour, P.C. to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited consolidated financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee

Joseph W. Hollis, Chairman

Clifton L. Good

Wayne B. Ruck

March 3, 2006

PROPOSALS FOR 2007 ANNUAL MEETING OF SHAREHOLDERS

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2007 annual meeting of shareholders must cause such proposal to be received, in proper form, at the Corporation’s principal executive offices at 4095 Valley Pike, Winchester, Virginia 22602 no later than December 1, 2006, in order for the proposal to be considered for inclusion in the Corporation’s Proxy Statement for that meeting. The Corporation presently anticipates holding the 2007 annual meeting of shareholders on May 1, 2007.

The Corporation’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director at the 2007 annual meeting of shareholders, notice of nomination must be received by the Secretary of the Corporation not less than 45 days prior to the date of the 2007 annual meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 2007 annual meeting of shareholders, notice must be received by the Secretary of the Corporation not less than 45 days prior to the date of the 2007 annual meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Corporation’s Bylaws, without charge, upon written request to the Secretary of the Corporation. Based upon an anticipated date of May 1, 2007 for the 2007 annual meeting of shareholders, the Corporation must receive any notice of nomination or other business no later than March 16, 2007.

OTHER MATTERS

The Board of Directors knows of no other matters that may come before this meeting. If any matters other than those referred to should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

THE CORPORATION’S 2005 ANNUAL REPORT TO SHAREHOLDERS (THE “ANNUAL REPORT”), WHICH INCLUDES A COPY OF THE CORPORATION’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 (EXCLUDING EXHIBITS) AS FILED WITH THE SEC, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE CORPORATION’S ANNUAL REPORT MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SECRETARY, PREMIER COMMUNITY BANKSHARES, INC., WHOSE ADDRESS IS 4095 VALLEY PIKE, WINCHESTER, VIRGINIA  22602. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

By Order of the Board of Directors

/s/ Joseph W. Hollis

Joseph W. Hollis, Secretary

[FORM OF PROXY]

REVOCABLE PROXY

PREMIER COMMUNITY BANKSHARES, INC.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE
Annual Meeting of Shareholders - May 2, 2006 Proxy Solicited on Behalf of the Board of Directors		1. To elect as directors the five persons listed as nominees below for the terms indicated.	For	With-hold	For All Except
			☐	☐	☐

The undersigned hereby appoints Walter H. Aikens, Joseph W. Hollis, and Wayne B. Ruck, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated on the right side of this proxy and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Premier Community Bankshares, Inc., a Virginia corporation (the “Corporation”), to be held at the Hotel Strasburg, 213 South Holliday Street, Strasburg, Virginia, on May 2, 2006 at 3:00 p.m., local time, or any adjournments thereof, for the following purposes:

For Term Expiring in 2009
Stephen T. Heitz, John K. Stephens and Donald L. Unger For Term Expiring in 2008 James C. Youngblood For Term Expiring in 2007 D. Frank Hill, III
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
		2. To ratify the appointment of the firm of Yount, Hyde & Barbour, P.C. as independent auditors for the Corporation for fiscal year ending December 31, 2006.	For	Against	Abstain
			☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.
Please be sure to sign and date this Proxy in the box below.	Date	PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.
Shareholder sign above—Co-holder (if any) sign above

é			Detach above card, sign, date and mail in postage paid envelope provided.		é

PREMIER COMMUNITY BANKSHARES, INC.

If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY

IF YOR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.